UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2006

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20-1470649 (I.R.S. Employer Identification No.)

136 East South Temple Suite 2112
Salt Lake City, Utah 84111
(Address and telephone number of principal executive offices) (Zip Code)

(801) 521-5703
(Registrant's telephone number, including area code)

WELUND FUND, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

(a)   In connection with the Offering (as defined and described below in Item 3.02 below), we previously announced our initial entrance into definitive agreements dated September 19, 2006 for the sale and purchase of 32,429,937 shares (10,809,979 on a post Reverse Stock Split basis, as the term “Reverse Stock Split” is defined in Item 3.02 below,) of our restricted common stock (the “First Closing”) on the Form 8-K filed with the Securities and Exchange Commission (the "SEC") on September 25, 2006. On October 4, 2006, we entered into a Securities Purchase Agreement and a Registration Rights Agreement, which were the same form of definitive agreements entered into by the investors participating in the First Closing, with other accredited investors (the "Investors"), pursuant to which the Investors agreed to purchase the remaining 15,570,063 shares (5,190,021 on a post Reverse Stock Split basis) of our restricted common stock, par value $.0001 per share, at a purchase price of $0.3333 per share ($1.00 per share on a post Reverse Stock Split basis) for an aggregate offering price of $5,190,021 in cash.

For further description of the terms and conditions of the Securities Purchase Agreement and the Registration Rights Agreement, see the Form 8-K filed with the SEC on September 25, 2006 and the exhibits attached thereto.

(b)   As previously disclosed in the Form 8-K filed with the SEC on August 29, 2006, on August 23, 2006, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Solar Power, Inc., a California corporation (“SPI”) and our wholly-owned subsidiary, Welund Acquisition, Inc., a Nevada corporation (“Merger Sub”), pursuant to which it is contemplated that the Merger Sub will be merged with and into SPI with SPI surviving as our wholly owned subsidiary. On October 4, 2006, we entered into an Amendment No. 1 to the Agreement and Plan of Merger with SPI and the Merger Sub, pursuant to which the termination date of the Merger Agreement was extended from October 31, 2006 to November 30, 2006 or as may otherwise be extended by mutual consent.

For additional information, see Amendment No. 1 to the Merger Agreement attached hereto as Exhibit 10.1.

Section 3 - Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

We previously disclosed on the Form 8-K filed with the SEC on September 25, 2006, that we are conducting a private placement of our shares of common stock, $.0001 par value, for a minimum of $10,000,000 and up to a maximum of $16,000,000 (the “Offering”). In such filing, we also disclosed that on September 19, 2006, we sold 32,429,937 shares (10,809,979 on a post Reverse Stock Split basis) of our restricted common stock for gross proceeds of $10,809,979. On October 4, 2006, we conducted a final closing on the remaining 15,570,063 shares (5,190,021 on a post Reverse Stock Split basis) of our restricted common stock, par value $.0001 per share, at a purchase price of $0.3333 per share ($1.00 per share on a post Reverse Stock Split basis), for an aggregate gross proceed of $5,190,021. As a result, we have completed our private placement of 48,000,000 shares of our restricted common stock (16,000,000 on a post Reverse Stock Split basis), for an aggregate gross proceed of $16,000,000 in cash. A 1 for 3 reverse stock split was effectuated on October 5, 2006.  As of October 6, 2006, we have 17,666,667 shares of common stock issued and outstanding and 14,000,000 shares of common stock have been reserved for issuance upon completion of the merger.

As previously disclosed on the Form 8-K filed with the SEC on September 25, 2006, we agreed to prepare and file a registration statement covering the resale of the common stock purchased by the investors in the Offering pursuant to a Registration Rights Agreement.

The private placement was conducted primarily by us and Roth Capital Partners, LLC (“Roth Capital”). In connection with the services provided by Roth Capital, we agreed to a cash payment equal to six percent (6%) of the gross proceeds received from the sales of the shares in the Offering, and a warrant to purchase an amount equal to five percent (5%) of the shares issued in the Offering. The shares in the Offering were offered and sold only to accredited investors in reliance upon Rule 506 of Regulation D of the Securities Act of 1933, as amended.

For additional information, see the Securities Purchase Agreement and the Registration Rights Agreement attached as exhibits to the Form 8-K filed with the SEC on September 25, 2006.

Section 5-Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 4, 2006, we amended our Articles of Incorporation pursuant to the filing of the Amendment to Articles of Incorporation with the Nevada Secretary of State (the “Amendment”). The Amendment changed our name from "Welund Fund, Inc." to "Solar Power, Inc.” The change effected by the Amendment was disclosed in a Definitive Information Statement mailed on September 13, 2006 to all stockholders of record as of the close of business on September 13, 2006.

A copy of the Amendment to the Articles of Incorporation is attached hereto as Exhibit 3(i).

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

3(i)	Amendment to Articles of Incorporation
10.1	Amendment No. 1 to the Agreement and Plan of Merger

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC.
a Nevada Corporation

Dated: October 6, 2006	/s/ Steve Strasser
Steve Strasser,
President